Exhibit 23.3


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-07377) pertaining to the 1995 Stock Option Plans, in Registration Statement Form S-8 (No. 333-53400) pertaining to the Special Purpose Stock Option Plan, in Registration Statement Form S-8 (No. 333-73000) pertaining to the 2001 Employee Stock Purchase Plan, in Registration Statement Form S-8 (No. 333-73002) pertaining to the 2000 Stock Option Plan and in Registration Statement Form S-8 (No. 333-72998) pertaining to the 2001 Consultant Stock Purchase Plan of SPAR Group, Inc. and with respect to the December 31, 2005 consolidated financial statements of SPAR Group, Inc. included in the Annual Report (Form 10-K), for the year ended December 31, 2005 of our report dated March 29, 2006 with respect to the financial statements of SPAR Merchandising Romania SRL, as of December 31, 2005 and for the period from April 20, 2005 to December 31, 2005.

                                      /s/ Baker Tilly Klitou and Partners S.R.L.

Bucharest, Romania
March 29, 2006